Exhibit 10.1

AMENDMENT TO THE

EQUITY RESIDENTIAL SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The undersigned, does hereby approve, for and on behalf of Equity Residential (the “Company”), the following amendments to the Equity Residential Supplemental Executive Retirement Plan (the “SERP”):

Premises

a. The Company maintains the SERP.

b. Section 10.1 of the SERP provides that the SERP may be amended in the sole discretion of the Company.

c. The Company wishes to amend the SERP to provide that distributions may be accelerated pursuant to a domestic relations order.

Amendments

The Equity Residential Supplemental Executive Retirement Plan is amended as follows:

1. Section 11.2 is amended, effective May 1, 2010, to add the following at the end of the existing Section:

“Notwithstanding the foregoing, a domestic relations order, as defined in Code Section 414(p)(1)(B), may provide that a Participant’s rights with respect to all or a part of the Participant’s Account are transferred to a alternate payee. Such domestic relations order may provide that payments to the alternate payee will be accelerated and that such payments will be paid in a different form than the form elected by the Participant, so long as the form is permitted by the Plan”

The foregoing actions are taken with the understanding that such actions are consistent with the intentions of the Company.

Date: April 30, 2010

/s/	Catherine Carraway
Catherine Carraway
1st Vice President, HR Operations